Exhibit 4.2

FIRST AMENDMENT TO AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT DATED FEBRUARY 16, 2005

OF PHOTOWORKS, INC.

AND CONSENT AND WAIVER

This First Amendment to the Amended and Restated Investor Rights Agreement dated February 16, 2005 (the "Rights Agreement") and Consent to Issuance of Securities, Waiver of Right of First Refusal and Waiver of Antidilution Rights (the “Amendment, Waiver and Consent”) is entered into as of July 27, 2005 by and among PhotoWorks, Inc., a Washington corporation (the “Company”), and the holders of at least a majority of the Registrable Securities (as defined in the Rights Agreement).

RECITALS

A.         The Company and the Investors are parties to the Rights Agreement. Capitalized terms used herein without definition shall have the meaning ascribed to them in the Rights Agreement.

B.         The Rights Agreement may be amended, and any provision of the Rights Agreement may be waived, with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. The undersigned represent at least the requisite parties to amend the Rights Agreement pursuant to the terms thereof.

C.         The Company and the undersigned Investors (who hold at least a majority of the Registrable Securities currently outstanding), on behalf of themselves and the other applicable stockholders of the Company, desire to amend the Rights Agreement on the terms set forth below in order to add the parties listed on Schedule 1 hereto (the “Purchasers”) as parties thereto in connection with such Purchasers’ purchase of the Company's Common Stock (the "Stock") pursuant to the Convertible Note, Warrant and Common Stock Purchase Agreement dated February 16, 2005, as amended (the “Existing Purchase Agreement”), the Common Stock Purchase Agreement of even date herewith (the "Purchase Agreement") or the conversion of certain subordinated convertible debentures (the “Debentures”) issued pursuant to the Subordinated Convertible Debenture Purchase Agreement dated April 25, 2001, as applicable. Additionally, certain of the Investors desire to consent to the issuance of the Stock, waive any applicable anti-dilution or preemptive rights held by such Investors in connection with such issuance, and waive certain timing requirements with respect to the Second Closing (as that term is defined in the Existing Purchase Agreement).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.                 Amendment. The Rights Agreement is hereby amended to (a) add each Purchaser as a party thereto and an "Investor" and “Holder” thereunder, and (b) modify the definition of “Registrable Securities” under Section 1.1(i) to read in its entirety as follows (the provisions being added by this Amendment, Waiver and Consent appearing below in italics):

"The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon exchange of the Series A Preferred pursuant to the Share Exchange Agreement dated as of February 16, 2005, between the Company and the holders of the Series A Preferred, other than shares for which registration rights have terminated pursuant to Section 1.10 hereof, (ii) the shares of Common Stock issuable or issued upon conversion of the Series B Debentures, other than shares for which registration rights have terminated pursuant to Section 1.10 hereof, (iii) the shares of Common Stock issuable or issued upon conversion of the New Notes, other than shares for which registration rights have terminated pursuant to Section 1.10 hereof, (iv) the shares of Common Stock issued at the Second Closing pursuant to the New Purchase Agreement, (v) the shares of Common Stock issued pursuant to the Common Stock Purchase Agreement between the Company and JMS LLC, Custodian for the benefit of Jeffrey Harvey IRA, dated July 27, 2005, (vi) the shares of Common Stock issuable or issued upon exercise of the Warrants, other than shares for which registration rights have terminated pursuant to Section 1.10 hereof, and (vii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i), (ii), (iii), (iv), (v) or (vi), excluding in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) the Holder thereof is entitled to exercise any right provided in Section 1 in accordance with Section 1.10 below."

2.                 Acknowledgement of Additional Signatory. The undersigned Investors hereby acknowledge and consent to the inclusion of each Purchaser as a party to the Rights Agreement (subject to the limitations set forth in Section 1.1(i) of the Rights Agreement, as amended) pursuant to the execution by each Purchaser of a counterpart signature page to the Rights Agreement.

3.                 Continued Effectiveness. Except as expressly set forth herein, the Rights Agreement shall continue in full force and effect following the date hereof.

4.                 Consent. Sunra Capital Holdings, Ltd., Orca Bay Capital Corporation, Madrona Venture Fund I-A, L.P., Madrona Venture Fund I-B, L.P., Madrona Managing Director Fund, LLC, and Matinicus LP (collectively, the "Consenting Investors") hereby consent, solely with respect to the provisions set forth in Section 5 below, to the following actions (on behalf of itself and all other securityholders that hold shares of the Company’s Series A Preferred, Series B Preferred and/or Series B Debentures, as applicable, or securities that have been issued upon conversion thereof):

(a)	The execution and consummation of the Purchase Agreement; and
(b)	The sale and issuance of the Stock.

5.                 Applicable Consent Provisions. The consent described in Section 4 above shall be effective with respect to the following provisions:

(a)               Section 7 (including without limitation, Sections 7(a) and 7(f)) of the Articles of Amendment to the Articles of Incorporation of the Company filed with the Secretary of State of the State of Washington on February 10, 2000 (the “2000 Amendment”); and

(b)               Section 6 (including without limitation, Sections 6(b) and 6(d)) of the Articles of Amendment to the Articles of Incorporation of the Company filed with the Secretary of State of the State of Washington on April 24, 2001 (the “2001 Amendment”).

6.                 Waiver of Antidilution Rights. Each of the Consenting Investors hereby waives any rights it may have to antidilution conversion price or similar adjustments (on behalf of itself and all other securityholders that hold shares of the Company’s Series A Preferred, Series B Preferred, Series B Debentures, and/or the warrants issued in connection with the Series A Preferred (the "Old Warrants"), as applicable, or securities that have been issued upon exercise or conversion thereof) with respect to the issuances contemplated by the Purchase Agreement or the conversion of the Debentures. Notwithstanding the foregoing, in the event that the Second Closing does not occur on or before August 1, 2005, then the waivers contained in this Section 6 shall be deemed null and void ab initio and the undersigned Consenting Investors shall be entitled to any and all rights to antidilution conversion price or similar adjustments with respect to the issuance of Stock existing prior to the execution of this waiver.

7.                 Applicable Antidilution Provisions. The waivers made in Section 6 above shall be effective for all purposes whatsoever (except as set forth in the last sentence of Section 6), including without limitation pursuant to the following provisions:

(a)               Section 4 (including without limitation Section 4(c)(iv)(f)) of the 2001 Amendment;

(b)               Section 5 (including without limitation Section 5(c)(iv)(h)) of the 2000 Amendment; and

(c)               Section 3 (including without limitation Section 3(d)(h)) of each of the Old Warrants.

8.                 Waiver of Rights of First Refusal. Each of the undersigned Consenting Investors hereby waives any rights it may have (on behalf of itself and all other securityholders that hold shares of the Company’s Series A Preferred and/or the Old Warrants, as applicable, or securities that have been issued upon conversion thereof) relating to any right of first refusal or similar right to purchase a portion of the securities to be issued pursuant to the Purchase Agreement or the conversion of the Debentures.

9.                 Applicable Right-of-First-Refusal Provisions. The waivers made in Section 8 above shall be effective for all purposes whatsoever, including without limitation pursuant to Sections 4.1, 4.2 and 16.5 of the 2000 IRA; provided, that any right of first offer of the Consenting Investors with respect to subsequent unrelated issuances of the Company’s securities shall not be affected by the waiver set forth in Section 8.

10.              Waiver and Acknowledgement Related to Share Exchange Agreement. Each of the undersigned Investors that is also a party to the Share Exchange Agreement dated February 16, 2005, by and between the Company and the holders of the Company’s Series A Preferred Stock (the “Share Exchange Agreement”) hereby (a) waives the provision in Section 6(f) of the Share Exchange Agreement that the Share Exchange Agreement shall terminate and be of no further force or effect if the Second Closing does not occur by June 30, 2005, (b) acknowledges and agrees that the “June 30, 2005” date referenced in Section 6(f) shall be replaced with “August 9, 2005” and (c) waives any requirements, if any, (i) that the Second Closing occur within 10 business days of the approval of the Recapitalization Proposal (as defined in the Existing Purchase Agreement) or (ii) that the Recapitalization Proposal includes the adoption of the Amendment to the Articles of Incorporation, in the form attached to the Existing Purchase Agreement as Exhibit 3.9(b).

11.              Governing Law. This Amendment, Waiver and Consent and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

12.              Counterparts. This Amendment, Waiver and Consent may be signed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment, Waiver and Consent as of the date first written above.

COMPANY:

PHOTOWORKS, INC.

a Washington corporation

By: /s/ Philippe Sanchez

Name: Philippe Sanchez

Title: President and Chief Executive Officer

Address:	PhotoWorks, Inc.

1260 16th Avenue West

Seattle, Washington 98119

Attn: Chief Executive Officer

Facsimile: (206) 284-8732

INVESTORS:

SUNRA CAPITAL HOLDINGS, LTD.

By:               /s/ Joseph Waechter

Name:	Joseph Waechter
Title:	President
Address:	50 California Street
Suite 1500
San Francisco, CA 94111

Facsimile: 425-258-0982

ORCA BAY CAPITAL CORPORATION

By: /s/ Stanley B. MaCammon_______

Name: Stanley B. MaCammon

Title: President

Address:	PO Box 21749
Seattle, WA 98111

THE TAHOMA FUND, L.L.C.

By: /s/ Ross K. Chapin____

Name: Ross K. Chapin

Title: Orca Bay Partners, Managing Member

Address:	1301 First Avenue, Suite 201
Seattle, WA 98101

Facsimile:206-689-2407

MADRONA VENTURE FUND I-A, L.P.

By: /s/ Paul Goodrich

Name: Paul Goodrich

Title: Managing Director of Madrona Investment Partners LLC, Its General Partner

Address:	1000 2nd Ave #3700
Seattle, WA 98104

Facsimile:206-674-8703

MADRONA VENTURE FUND I-B, L.P.

By: /s/ Paul Goodrich

Name: Paul Goodrich

Title: Managing Director of Madrona Investment
Partner LLC, Its General Partner

Address:	1000 2nd Ave #3700
Seattle, WA 98104

Facsimile:206-674-8703

MADRONA MANAGING DIRECTOR FUND, LLC

By: /s/ Paul Goodrich

Name: Paul Goodrich

Title: Managing Director

Address:	1000 2nd Ave #3700
Seattle, WA 98104

Facsimile:206-674-8703

MATINICUS LP

By: /s/ Edward Holl

Name: Edward Holl

Title: Managing Member

Address:	51 West 95th Street
New York, NY 10025

Facsimile: 415-482-7837

TIM AND ALEXA CARVER

/s/ Tim Carver

Tim Carver

/s/ Alexa Carver

Alexa Carver

STANLEY MCCAMMON

/s/ Stanley McCammon

Stanley McCammon

AARON SINGLETON

/s/ Aaron Singleton

Aaron Singleton

SCHEDULE 1

PURCHASERS

JMS LLC, Custodian for the benefit of Jeffrey Harvey IRA

Little Wing LP

Tradewinds Fund Ltd.

RVM Global Partners, L.P.

HZ Partners, FBO Stephen Cowan

Andrew T. Waechter